AMENDMENT
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                      AND
               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC, a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and the Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of JNL Series Trust ("Trust").

     WHEREAS, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, the Adviser and the Sub-Adviser have agreed to fee reductions for the funds sub-advised by the Sub-Adviser under the Agreement.

     WHEREAS, in order to reflect these fee reductions, Schedule B to the Agreement must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated December 1, 2011, attached hereto.
     2. Effective December 31, 2013, the fee schedule for "Group 1" Funds will revert to the fee schedule in effect prior to December 1, 2011.
     3. Effective December 31, 2012, the fee schedule for "Group 2" Funds will revert to the fee schedule in effect prior to December 1, 2011.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of November 30, 2011, effective as of December 1, 2011.

JACKSON NATIONAL ASSET
MANAGEMENT, LLC

By: /s/ Mark D. Nerud
Name: Mark D. Nerud
Title: President and CEO
Date: November 30, 2011

STANDARD & POOR'S
INVESTMENT ADVISORY SERVICES LLC

By: w. Charles Bassignani
Name: W. Charles Bassignani
Title: President, SPIAS
Date: November 25, 2011


SCHEDULE B
DECEMBER 1, 2011
 (Compensation)


                                     FUNDS

Group 1:

                          JNL/S&P Managed Growth Fund

                       JNL/S&P Managed Conservative Fund

                      JNL/S&P Managed Moderate Growth Fund

                         JNL/S&P Managed Moderate Fund

                     JNL/S&P Managed Aggressive Growth Fund

ASSETS                                                               ANNUAL RATE

Effective December 1, 2011:

All Assets                                                                 0.02%

Effective December 31, 2013:

$0 to $2.5 Billion                                                         0.05%
Over $2.5 Billion	                                                       0.04%


The assets of the funds are aggregated for purposes of calculating the sub-advisory fee.

Group 2:

                       JNL/S&P Competitive Advantage Fund

                     JNL/S&P Dividend Income & Growth Fund

                          JNL/S&P Intrinsic Value Fund

                            JNL/S&P Total Yield Fund


ASSETS                                                               ANNUAL RATE

Effective December 1, 2011:

$0 to $1Billion                                                            0.06%
Next $2 Billion                                                            0.05%
Next $1 Billion                                                            0.04%
Next $1 Billion                                                            0.03%
Over $5 Billion	                                                       0.02%

Effective December 31, 2012:

$0 to $1Billion                                                            0.08%
Next $2 Billion                                                            0.07%
Over $3 Billion	                                                       0.05%

The assets of the funds are aggregated for purposes of calculating the sub-advisory fee.